UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 17, 2009

Date of earliest event reported: September 11, 2009

Flotek Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13270	90-0023731
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2930 W. Sam Houston Pkwy N., Suite 300 Houston, Texas	77043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 849-9911

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 11, 2009, Flotek Industries, Inc. (the “Company”) and Scott Stanton, Chief Accounting Officer, entered into an Employment Agreement (the “Employment Agreement”) pursuant to which Mr. Stanton will continue to serve as Chief Accounting Officer of the Company.

The Employment Agreement, which has an effective date of September 1, 2009, provides for a term of employment until the earlier of (i) Mr. Stanton’s resignation with or without Good Reason (as defined in the Employment Agreement) or Mr. Stanton’s death or disability or (ii) termination by the Company with or without Cause (as defined in the Employment Agreement). Upon termination of Mr. Stanton’s employment by the Company without Cause or by Mr. Stanton with Good Reason and subject to the satisfaction of certain other specified conditions, including the execution and effectiveness of a severance and release agreement, Mr. Stanton will be entitled to receive (i) his base salary payable in accordance with the Company’s general payroll practices for a period of 12 months following the termination date (as adjusted from time to time, the “Severance Period”) , (ii) coverage at the Company’s expense under the employee health insurance plan for a period equal to the lesser of (A) the Severance Period or (B) the maximum time period permitted under COBRA, and (iii) the payment of the remaining amount of any deferred compensation pursuant to the Company’s compensation deferral policy, payable in full within 10 days following the execution and delivery of a release agreement. The Employment Agreement also contains certain non-solicitation and non-compete restrictions for a period equal to the Severance Period.

Pursuant to the Employment Agreement, Mr. Stanton will earn an annualized base salary of $225,000. During Mr. Stanton’s employment with the Company, he will be entitled to participate in all of the Company’s employee benefit programs for which employees of the Company are generally eligible. In addition to the foregoing, Mr. Stanton will be entitled to certain other perquisites, including annual bonuses in accordance with the Company’s management incentive plan, with a target bonus of $67,500 for each of the 2009 and 2010 fiscal years, reimbursement for reasonable expenses and vacations as permitted by Company policy.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Employment Agreement between Flotek Industries, Inc. and Scott Stanton

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOTEK INDUSTRIES, INC.

Date: September 17, 2009	By:	/s/ Jesse E. Neyman
Jesse E. Neyman
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Agreement between Flotek Industries, Inc. and Scott Stanton